Exhibit 99.2
RENEWAL AND TRANSITION SUPPLEMENTAL OPERATING AND FINANCIAL DATA FOURTH QUARTER 2023

4Q 2023 SUPPLEMENTAL REPORT FORWARD-LOOKING STATEMENTS This supplemental information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates,’’ or the negative of those words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, the status of the economy, the status of capital markets (including prevailing interest rates), and our access to capital; the income and returns available from investments in health care related real estate, the ability of our borrowers and lessees to meet their obligations to us, our reliance on a few major operators; competition faced by our borrowers and lessees within the health care industry, regulation of the health care industry by federal, state and local governments, changes in Medicare and Medicaid reimbursement amounts (including due to federal and state budget constraints), compliance with and changes to regulations and payment policies within the health care industry, debt that we may incur and changes in financing terms, our ability to continue to qualify as a real estate investment trust, the relative illiquidity of our real estate investments, potential limitations on our remedies when mortgage loans default, and risks and liabilities in connection with properties owned through limited liability companies and partnerships. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under ‘‘Risk Factors’’ and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our publicly available filings with the Securities and Exchange Commission. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. NON-GAAP INFORMATION This supplemental information contains certain non-GAAP information including EBITDAre, adjusted EBITDAre, FFO, FFO excluding non-recurring items, FAD, FAD excluding non-recurring items, adjusted interest coverage ratio, and adjusted fixed charges coverage ratio. A reconciliation of this non-GAAP information is provided on pages 23, 26 and 27 of this supplemental information, and additional information is available under the “Non-GAAP Financial Measures” subsection under the “Filings” section of our website at www.LTCreit.com. TABLE OF CONTENTS 2 COMPANY Company Information & Leadership 3 INVESTMENTS Real Estate Activities Acquisitions and Financing Receivables 4 Mortgage and Mezzanine Loans 5 Joint Ventures 6 Purchase Options and Renovations & Expansions 7 PORTFOLIO Overview 8 Proforma Activities 9 Proforma Overview 10-11 Proforma Diversification Operators 12-14 Maturity 15 Geography, MSA, Age of Portfolio 16-17 Real Estate Investments Metrics 18 FINANCIAL Enterprise Value 19 Debt Metrics 20 Proforma Debt Maturity 21 Financial Data Summary 22-23 Consolidated Statements of Income 24 Consolidated Balance Sheets 25 Funds from Operations 26-27 ESG and GLOSSARY ESG (Environmental, Social & Governance) 28-29 Glossary 30-31 Founded in 1992, LTC Properties, Inc. (NYSE: LTC) is a self-administered real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leaseback transactions, mortgage financing and structured finance solutions including preferred equity and mezzanine lending. LTC’s portfolio encompasses Skilled Nursing Facilities (SNF), Assisted Living Communities (ALF), Independent Living Communities (ILF), Memory Care Communities (MC) and combinations thereof. Our main objective is to build and grow a diversified portfolio that creates and sustains shareholder value while providing our stockholders current distribution income. To meet this objective, we seek properties operated by regional operators, ideally offering upside and portfolio diversification (geographic, operator, property type and investment vehicle). For more information, visit www.LTCreit.com.

LEADERSHIP



WENDY SIMPSON
Chairman and
Chief Executive Officer



PAM KESSLER
Co-President,
CFO and Secretary



CLINT MALIN
Co-President and
Chief Investment Officer



CECE CHIKHALE
Executive Vice President,
Chief Accounting Officer
and Treasurer



DOUG KOREY
Executive Vice President,
Managing Director of
Business Development



GIBSON SATTERWHITE
Senior Vice President,
Asset Management



MANDI HOGAN
Senior Vice President
of Marketing, Investor
Relations and ESG



PETER LYEW
Vice President,
Director of Tax



MIKE BOWDEN
Vice President,
Investments



RACHEL SON
Vice President
and Controller



ERIC SMITH
Vice President
of Facilities and
Capital Projects

BOARD OF DIRECTORS

WENDY SIMPSON	Chairman
CORNELIA CHENG	ESG Committee Chairman
DAVID GRUBER	Director
BOYD HENDRICKSON	Lead Independent Director and Nominating & Corporate Governance Committee Chairman
JAMES PIECZYNSKI	Investment Committee Chairman
DEVRA SHAPIRO	Audit Committee Chairman
TIMOTHY TRICHE, MD	Compensation Committee Chairman

ANALYSTS

JUAN SANABRIA	BMO Capital Markets Corp.
OMOTAYO OKUSANYA	Deutsche Bank Securities Inc.
JOE DICKSTEIN	Jefferies LLC
AARON HECHT	JMP Securities, LLC
AUSTIN WURSCHMIDT	KeyBanc Capital Markets, Inc.
MIKE CARROLL	RBC Capital Markets Corp.
STEPHEN MANAKER	Stifel, Nicolaus & Company, Inc.
RICHARD ANDERSON	Wedbush
CONNOR SIVERSKY	Wells Fargo Securities, LLC

Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, and forecasts of LTC or its management.

LTC PROPERTIES, INC.
2829 Townsgate Road
Suite 350
Westlake Village, CA 91361
805-981-8655
www.LTCreit.com

TRANSFER AGENT
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
Edgewood, NY 11717-8309
ATTN: IWS
866-708-5586

4Q 2023 SUPPLEMENTAL REPORT 3

REAL ESTATE ACTIVITIES – INVESTMENTS - 2022-2023
(DOLLAR AMOUNTS IN THOUSANDS)

2022 - $176,400 OF INVESTMENTS



Mezzanine Loans 14.2%
Mortgage Loans 20.3%
Acquisitions 30.6%
Financing Receivables 34.9%

2023 - $261,851 OF INVESTMENTS



Mezzanine Loans 6.5%
Mortgage Loans 31.4%
Acquisitions 17.2%
Financing Receivables 44.9%

ACQUISITIONS

DATE	# OF PROPERTIES	PROPERTY TYPE	# BEDS/ UNITS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	CONTRACTUAL INITIAL CASH YIELD	PURCHASE PRICE
Apr-2022	4	SNF	339 beds	Various cities in TX	Ignite Medical Resorts	2017-2018	8.00%	$ 51,534 (1)
Jun-2023	1	ILF/ALF/MC	242 units	Centerville, OH	Encore Senior Living	2019-2022	8.25%	$ 54,134 (2)

(1) The lease term is 10 years, with two 5-year renewal options, and contains a purchase option beginning in the sixth lease year through the end of the seventh lease year. Rent will increase annually beginning on the third anniversary of the lease by 2.0% to 4.0% based on the change in the Medicare Market Basket Rate. Additionally, we provided a 10-year working capital loan at 8.00% for the first year increasing to 8.25% for the second year then increasing annually with the lease rate. During 2023, the working capital loan was fully repaid. Accordingly, the working capital commitment has been terminated.

(2) We contributed $45,000 to a $54,134 joint venture ("JV") for the purchase of an independent living, assisted living and memory care campus in Ohio. The seller, LTC's JV partner, has the option to purchase the campus during the third and fourth lease years, with an exit IRR of 9.75%. The campus was leased to an affiliate of Encore Senior Living ("Encore") under a 10-year term at an initial yield of 8.25% on LTC's allocation of the JV investment. We committed to fund $2,100 of lease incentives under the new lease. See Consolidated Joint Ventures on page 6 for further discussion.

FINANCING RECEIVABLES(1)

DATE	# OF PROPERTIES	PROPERTY TYPE	# OF BEDS/UNITS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	CONTRACTUAL INITIAL CASH YIELD	PURCHASE PRICE
Sep-2022	3	SNF	299 beds	Various cities in FL	PruittHealth	2018-2021	7.25%	$ 75,825 (2)
Jan-2023	11	ALF/MC	523 units	Various cities in NC	ALG Senior	1988-2018	7.25%	121,321 (3)

(1) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are required to be presented as a financing receivable on our *Consolidated Balance Sheets* and the rental income received is required to be presented as interest income from financing receivables on our *Consolidated Statements of Income*.

(2) We entered into a JV with an affiliate of PruittHealth, Inc. ("PruittHealth") and contributed $61,661 into the JV that purchased three skilled nursing centers. The JV leased the centers to PruittHealth under a 10-year master lease, with two five-year renewal options and provided PruittHealth with a purchase option, exercisable at the beginning of the fourth year through the end of the fifth year. See Consolidated Joint Ventures on page 6.

(3) We entered into a JV with an affiliate of ALG Senior and contributed $117,490 into the JV that purchased 11 assisted living and memory care communities. The JV leased the communities to an affiliate of ALG Senior under a 10-year master lease, with two five-year renewal options. The initial annual rent is at a rate of 7.25%, increasing to 7.50% in year three, then escalating thereafter based on CPI, subject to a floor of 2% and ceiling of 4%. The master lease provides the operator with the option to buy up to 50% of the properties at the beginning of the third lease year, and the remaining properties at the beginning of the fourth lease year through the end of the sixth lease year, with an exit IRR of 9.00% on any portion of the properties being purchased. See Consolidated Joint Ventures on page 6.

4Q 2023 SUPPLEMENTAL REPORT

INVESTMENTS | 4

REAL ESTATE ACTIVITIES – INVESTMENTS - 2022-2023

(DOLLAR AMOUNTS IN THOUSANDS)

MORTGAGE LOANS

DATE	# OF PROPERTIES	PROPERTY TYPE	# UNITS/ BEDS	LOCATION	OPERATOR	MATURITY DATE	CONTRACTUAL INITIAL RATE	ORIGINATION	INITIAL INVESTMENT	INITIAL ADDITIONAL COMMITMENT
May-2022	4	ALF	217 units	Various cities in NC	ALG Senior	Jun-2026	7.25% (1)	$ 35,074	$ 33,842	$ 1,232 (1)
May-2022	– (2)	OTH	N/A	Mills River, NC	ALG Senior	Jun-2026	7.25%	826	826	–
	4		217 units					$ 35,900	$ 34,668	$ 1,232
Jan-2023	1	MC	45 units	Canton, NC	ALG Senior	Jan-2025	7.25% (3)	$ 10,750	$ 10,750	$ –
Feb-2023	1	ILF/ALF/MC	203 units	Atlanta, GA	Galerie Management	Oct-2024	7.50% (4)	51,111	51,111	–
Jun-2023	1	SNF	150 beds	Hanover Park, IL	Ignite Medical Resorts	Jun-2028	8.75%	16,500	16,500	–
Jul-2023	1	ALF/MC	85 units	Lansing, MI	Encore Senior Living	Sep-2026	8.75%	19,500 (5)	–	19,500 (5)
Dec-2023	2	ALF	92 units	Various cities in FL	Opal Senior Living	Dec-2025	8.75%	4,000 (6)	4,000	–
	6		425 units/150 beds					$ 101,861	$ 82,361	$ 19,500

(1) The initial rate is 7.25% with an 8.00% IRR. The initial additional commitment is for working capital, which was undrawn and expired in May 2023.
(2) Represents a mortgage loan on a parcel of land adjacent to one of the assisted living communities secured under the $35,074 ALG mortgage loan. The land is being held for the future development of a seniors housing community. The initial rate is 7.25% with an 8.00% IRR.
(3) The initial rate is 7.25% with a 9.00% IRR.
(4) Invested in an existing mortgage loan refinancing certain existing banks and our outstanding $7,461 mezzanine loan originated in 4Q18. The initial rate is 7.5% yield with a 7.75% IRR.
(5) Committed to fund the construction of an assisted living and memory care community in Michigan. The borrower contributed $12,100 of equity which will initially fund the construction. Once all of the borrower's equity has been drawn, we will begin funding the commitment which is expected to be in early 2024. The loan term is approximately three years at a rate of 8.75%, and includes two, one-year extensions, each of which is contingent on certain coverage thresholds. Our investment will represent approximately 62% of the total investment.
(6) The mortgage loan provides a one-year extension.

MEZZANINE LOANS

COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	MATURITY DATE	CONTRACTUAL INITIAL RATE	ORIGINATION
2022	5	ILF/ALF/MC	621 units	Various cities in OR & MT	The Springs Living	May-2027 (1)	8.00% (1)	$ 25,000
2023	1	ILF/ALF/MC	130 units	Alpharetta, GA	Galerie Management	Jun-2028 (2)	8.75%	$ 17,000

(1) The loan includes two 12-month extension options. The initial cash rate is 8.00% with a 11.00% IRR. Our investment represents approximately 12.00% of the total investment.
(2) The initial cash rate is 8.75% with a 12.00% IRR. Our investment represents approximately 74% of the estimated project cost. The loan will also be utilized for the construction of 89 additional units.

4Q 2023 SUPPLEMENTAL REPORT

INVESTMENTS I 5

REAL ESTATE ACTIVITIES – JOINT VENTURES - CURRENT INVESTMENTS HELD

(DOLLAR AMOUNTS IN THOUSANDS)

UNCONSOLIDATED JOINT VENTURES

COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	INVESTMENT TYPE	RETURN	INVESTMENT COMMITMENT
2020	1	ALF/MC	95 units	Arlington, WA	Fields Senior Living	Preferred Equity	7.00% (1)	$ 6,340
2020	1	ILF/ALF	267 units	Vancouver, WA	Koelsch Communities	Preferred Equity	8.00% (2)	13,000
	2		362 units					$ 19,340

(1) The initial cash rate is 7.00% increasing to 9.00% in year-four until the IRR is 8.00%. After achieving an 8.00% IRR, the cash rate drops to 8.00% with an IRR ranging between of 12.00% and 14.00% depending upon timing of redemption. Our investment represents 15.50% of the total investment. We have the option to require the JV partner to purchase our preferred equity interest at any time between August 17, 2031 and December 31, 2036.

(2) The initial cash rate is 8.00% with an IRR of 14.00%. Our investment represents 11.00% of the total project cost. The JV provides the JV partner the option to buy out our investment at any time after August 31, 2023 at the IRR rate. Also, we have the option to require the JV partner to purchase our preferred equity interest at any time between August 31, 2027 and prior to the end of the first renewal term of the lease. The project was completed in 4Q23 and the certificate of occupancy was issued in December 2023.

CONSOLIDATED JOINT VENTURES

INVESTMENT YEAR	PROPERTY TYPE	# OF UNITS/BEDS	LOCATION	OPERATOR	INVESTMENT PURPOSE	TOTAL JOINT VENTURES COMMITMENT	NON-CONTROLLING INTEREST CONTRIBUTION	LTC COMMITMENT	LTC CONTRIBUTION
2017	ILF/ALF/MC	110 units	Cedarburg, WI	Tealwood Senior Living	Owned Real Estate	$ 22,244	$ 2,305	–	$ 19,939 (1)
2017	ALF	87 units	Spartanburg, SC	ALG Senior	Owned Real Estate	11,660	1,241	–	10,419
		197 units				33,904	3,546	–	30,358
2018	ALF/MC	78 units	Medford, OR	Fields Senior Living	Owned Real Estate (2)	18,978	1,090	–	17,888
2018	ILF	89 units	Medford, OR	Fields Senior Living	Owned Real Estate (2)	14,651	2,907	–	11,744
		167 units				33,629	3,997	–	29,632
2022	SNF	299 beds	Various cities in FL	PruittHealth	Owned Real Estate (3)	75,986	14,325	–	61,661
2023	ALF/MC	523 units	Various cities in NC	ALG Senior	Owned Real Estate (4)	121,321	3,831	–	117,490
2023	ILF/ALF/MC	242 units	Centerville, OH	Encore Senior Living	Owned Real Estate (5)	56,234	9,134	642	46,458
		765 units				177,555	12,965	642	163,948
		1,129 units/299 beds				$ 321,074	$ 34,833	$ 642	$ 285,599

(1) Subsequent to December 31, 2023, we sold our JV interest for $23,120, which includes repayment of $2,377 of rent credit provided to the operator during new construction lease-up, as well as the payoff of a $550 note receivable. We received net proceeds of $19,621, net of transaction costs, and anticipate recording a gain on sale of $4,000 in 1Q24.

(2) Represents a single joint venture with ownership in two properties.

(3) We entered into a JV with an affiliate of PruittHealth and the JV purchased three skilled nursing centers. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets*. See Financing Receivables on page 4 for further discussion.

(4) We entered into a JV with an affiliate of ALG Senior to purchase 11 assisted living/memory care communities. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets*. See Financing Receivables on page 4 for further discussion.

(5) See Acquisitions on page 4 for further discussion.

4Q 2023 SUPPLEMENTAL REPORT

INVESTMENTS | 6

REAL ESTATE ACTIVITIES – PURCHASE OPTIONS AND RENOVATIONS & EXPANSIONS

(DOLLAR AMOUNTS IN THOUSANDS)

PURCHASE OPTIONS

STATE	# OF PROPERTIES	PROPERTY TYPE	GROSS INVESTMENTS	ANNUALIZED GAAP REVENUE	OPTION WINDOW
California	2	ALF/MC	$ 38,895	$ 2,876	2023-2029
Florida	1	MC	7,680	676	2029
Florida	3	SNF	76,690	5,615	2025-2027 (1)
North Carolina	11	ALF/MC	121,321	9,706	2025-2028 (1)
North Carolina(6)	5	ALF	14,339	3,219	2029
Ohio	1	MC	16,161	230	2024-2025
Ohio	1	ILF/ALF/MC	54,717	3,666	2025-2027 (2)
Oklahoma	5	ALF/MC	11,202	910	2027-2029
South Carolina	1	ALF/MC	11,680	907	2029
Tennessee	2	SNF	5,275	986	2023-2024
Texas	4	SNF	52,726	4,432	2027-2029 (3)
Various states(4)(6)	17	ALF/MC	58,408	9,223	2029
Various states(5)(6)	2	ALF/MC	31,426	–	2027
Total	55		$ 500,520	$ 42,446	

(1) See Financing Receivables on page 4 for further discussion.

(2) See Acquisitions on page 4 for further discussion.

(3) The master lease allows the operator to elect either an earn-out payment or purchase option. If neither option is elected within the timeframe defined in the lease, both elections are terminated. See Acquisitions on page 4 for further discussion.

(4) Properties are in Colorado, Kansas, Ohio and Texas.

(5) Properties are in Georgia and South Carolina.

(6) These purchase options are part of new master leases effective January 2024.

RENOVATIONS & EXPANSIONS: MORTGAGE LOANS

ESTIMATED INTEREST INCEPTION DATE	COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	PROJECT TYPE	LOCATION	OPERATOR	CONTRACTUAL INITIAL CASH YIELD	INVESTMENT COMMITMENT	4Q23 FUNDING	TOTAL FUNDED TO DATE	REMAINING COMMITMENT
– (1)	2021	13	ILF/ALF/MC	Renovation	Various cities in NC and SC	ALG Senior	7.25%	$ 6,098	$ –	$ 5,178	$ 920
– (2)	2023	1	ALF/MC	Construction	Lansing, MI	Encore Senior Living	8.75%	19,500	–	–	19,500
		14						$ 25,598	$ –	$ 5,178	$ 20,420

(1) This commitment is part of a $59,250 loan commitment secured by 13 properties, (12) North Carolina and (1) South Carolina. Interest payment increases upon each funding.
(2) Committed to fund a mortgage loan for the construction of an assisted living and memory care community in Michigan. The borrower contributed $12,100 of equity which will initially fund the construction. Once all of the borrower's equity has been drawn, we will begin funding the commitment which is expected to be in early 2024. See Mortgage Loans on page 5 for further discussion.

4Q 2023 SUPPLEMENTAL REPORT

INVESTMENTS I 7

PORTFOLIO OVERVIEW
(AS OF DECEMBER 31, 2023, DOLLAR AMOUNTS IN THOUSANDS)

BY INVESTMENT TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT	TRAILING TWELVE MONTHS ENDED DECEMBER 31, 2023 REVENUES(1)	% OF REVENUES	INCOME STATEMENT LINE
Owned Portfolio	134	$ 1,379,332	64.5%	$ 110,824	61.7%	Rental Income
Financing Receivables	14	198,012	9.3%	15,243	8.5%	Interest Income from Financing Receivables
Mortgage Loans	46	482,080	22.5%	47,725	26.5%	Interest Income from Mortgage Loans
Notes Receivable	6	61,101	2.8%	4,484	2.5%	Interest and Other Income
Unconsolidated Joint Ventures	2	19,340	0.9%	1,504	0.8%	Income from Unconsolidated Joint Ventures
Total	202	$ 2,139,865	100.0%	$ 179,780	100.0%	

BY PROPERTY TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT
Assisted Living	124	$ 1,133,543	53.0%
Skilled Nursing	77	991,492	46.3%
Other[2]	1	14,830	0.7%
Total	202	$ 2,139,865	100.0%

(1) See Trailing Twelve Months Revenues definition in the Glossary.
(2) Includes one behavioral health care hospital and three parcels for land held-for-use, a parcel of land securing a first mortgage held for future development of a post-acute skilled nursing center and a parcel of land securing a first mortgage held for future development of a seniors housing community.

GROSS INVESTMENT BY INVESTMENT TYPE


Mortgage Loans*
22.5%
Financing Receivables
9.3%
Notes Receivable
2.8%
Unconsolidated Joint Ventures
0.9%
Owned Portfolio
64.5%

*Weighted average maturity @ 12/31/23 – 11.7 years


30
Operators
26
States
202 Properties

GROSS INVESTMENT BY PROPERTY TYPE


Skilled Nursing
46.3%
Assisted Living
53.0%
Other
0.7%

4Q 2023 SUPPLEMENTAL REPORT
PORTFOLIO I 8

4Q 2023 SUPPLEMENTAL REPORT PORTFOLIO I Proforma represents amounts as of December 31, 2023 adjusted for the following items: • Brookdale Senior Living (“Brookdale”) portfolio transactions. See page 14 for further discussion. • Excludes the revenue received from the original Brookdale master lease covering 35 assisted living communities. • Includes the contractual annualized revenue from the new Brookdale master lease covering 17 assisted living communities. • Includes the contractual annualized revenue and excludes partial 2023 fourth quarter revenue received from the five assisted living communities in Oklahoma transitioned from Brookdale to Oxford Senior Living under a new master lease. • Includes the contractual annualized revenue from five assisted living communities in North Carolina transitioned from Brookdale to Navion Senior Solutions under a new master lease. • Includes the annualized contractual revenue and excludes the partial 2023 fourth quarter revenue received from the $4,000 seller-financing mortgage loan secured on two assisted living communities in Florida. • Excludes the revenue received from our January 2024 sale of our joint venture interest in an investment in a 110-unit assisted living community in Wisconsin and the related $550 note receivable payoff. See page 13 for further discussion. • Includes the transition of two assisted living communities to an operator new to LTC, subsequent to December 31, 2023. These communities are located in Georgia and South Carolina. • Includes our January 2024 unsecured revolving line of credit amendment and the extension of the maturity date to November 2026. Also, includes the $30,500 paydown under our unsecured revolving line of credit subsequent to December 31, 2023 and the annualized interest expense related to this paydown. • Includes our January 2024 sale of 91,100 shares of common stock under our equity distribution agreements for $2,907 of net proceeds. PROFORMA ACTIVITIES (DOLLAR AMOUNTS IN THOUSANDS) 9

PROFORMA PORTFOLIO OVERVIEW
(AS OF DECEMBER 31, 2023, DOLLAR AMOUNTS IN THOUSANDS)

BY INVESTMENT TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT	TRAILING TWELVE MONTHS ENDED DECEMBER 31, 2023 REVENUES[1]	% OF REVENUES	INCOME STATEMENT LINE
Owned Portfolio	133	$ 1,357,325	64.1%	$ 109,062	61.2%	Rental Income
Financing Receivables	14	198,012	9.3%	15,243	8.5%	Interest Income from Financing Receivables
Mortgage Loans	46	482,080	22.8%	48,066	27.0%	Interest Income from Mortgage Loans
Notes Receivable	6	60,551	2.9%	4,443	2.5%	Interest and Other Income
Unconsolidated Joint Ventures	2	19,340	0.9%	1,504	0.8%	Income from Unconsolidated Joint Ventures
Total	201	$ 2,117,308	100.0%	$ 178,318	100.0%	

BY PROPERTY TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT
Assisted Living	123	$ 1,110,986	52.5%
Skilled Nursing	77	991,492	46.8%
Other[2]	1	14,830	0.7%
Total	201	$ 2,117,308	100.0%

(1) See Trailing Twelve Months Revenues definition in the Glossary.
(2) Includes one behavioral health care hospital and three parcels for land held-for-use, a parcel of land securing a first mortgage held for future development of a post-acute skilled nursing center and a parcel of land securing a first mortgage held for future development of a seniors housing community.


31
Operators
26
States
201 Properties

GROSS INVESTMENT BY INVESTMENT TYPE


Mortgage Loans*
22.8%
Financing Receivables
9.3%
Notes Receivable
2.9%
Unconsolidated
Joint Ventures
0.9%
Owned Portfolio
64.1%

*Weighted average maturity @ 12/31/23 – 11.7 years

GROSS INVESTMENT BY PROPERTY TYPE


Skilled Nursing
46.8%
Assisted Living
52.5%
Other
0.7%

4Q 2023 SUPPLEMENTAL REPORT PORTFOLIO | 10

PROFORMA PORTFOLIO OVERVIEW – DETAIL
(AS OF DECEMBER 31, 2023, DOLLAR AMOUNTS IN THOUSANDS)

OWNED PORTFOLIO	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	RENTAL INCOME[1] (TRAILING TWELVE MONTHS ENDED DECEMBER 31, 2023)	% OF TOTAL REVENUES (TRAILING TWELVE MONTHS ENDED DECEMBER 31, 2023)
Assisted Living	82	$ 748,502	35.3%	$ 49,075	27.5%
Skilled Nursing	50	596,818	28.2%	58,989	33.1%
Other	1	12,005	0.6%	998	0.6%
Total	133	$ 1,357,325	64.1%	$ 109,062	61.2%

FINANCING RECEIVABLES	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	FINANCING INCOME[1]	% OF TOTAL REVENUES
Assisted Living	11	$ 121,321	5.7%	$ 9,625	5.4%
Skilled Nursing	3	76,691	3.6%	5,618	3.1%
Total	14	$ 198,012	9.3%	$ 15,243	8.5%

MORTGAGE LOANS	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	MORTGAGE LOANS INTEREST INCOME[1]	% OF TOTAL REVENUES
Assisted Living	22	$ 174,941	8.3%	$ 13,168	7.4%
Skilled Nursing	24	304,314	14.4%	34,686	19.5%
Other	—	2,825	0.1%	212	0.1%
Total	46	$ 482,080	22.8%	$ 48,066	27.0%
REAL ESTATE INVESTMENTS	193	$ 2,037,417	96.2%	$ 172,371	96.7%

NOTES RECEIVABLE	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	INTEREST AND OTHER INCOME[1]	% OF TOTAL REVENUES
Assisted Living	6	$ 46,882	2.2%	$ 3,885	2.2%
Skilled Nursing	—	13,669	0.7%	558	0.3%
Total	6	$ 60,551	2.9%	$ 4,443	2.5%

UNCONSOLIDATED JOINT VENTURES	# OF PROPERTIES	GROSS INVESTMENT	% OF GROSS INVESTMENT	UNCONSOLIDATED JV INCOME[1]	% OF TOTAL REVENUES
Assisted Living	2	$ 19,340	0.9%	$ 1,504	0.8%
TOTAL INVESTMENTS	201	$ 2,117,308	100.0%	$ 178,318	100.0%

(1) See Trailing Twelve Months Revenues definition in the Glossary.

RENTAL INCOME
(AS % OF TOTAL REVENUES)



50.0%
25.0%
0.0%
27.5%
33.1%
0.6%
ALF
SNF
OTH

FINANCING RECEIVABLES
(AS % OF TOTAL REVENUES)



30.0%
15.0%
0.0%
5.4%
3.1%
ALF
SNF

MORTGAGE LOANS INTEREST INCOME
(AS % OF TOTAL REVENUES)



30.0%
15.0%
0.0%
7.4%
19.5%
0.1%
ALF
SNF
OTH

INTEREST & OTHER INCOME
(AS % OF TOTAL REVENUES)



5.0%
2.5%
0.0%
2.2%
0.3%
ALF
SNF

UNCONSOLIDATED JV INCOME
(AS % OF TOTAL REVENUES)



1.0%
0.5%
0.0%
0.8%
ALF

4Q 2023 SUPPLEMENTAL REPORT
PORTFOLIO I 11

PROFORMA PORTFOLIO DIVERSIFICATION – 31 OPERATORS

(AS OF DECEMBER 31, 2023, DOLLAR AMOUNTS IN THOUSANDS)

OPERATORS	# OF PROPS	ANNUALIZED ACTUAL CASH(1)(2)	%	ANNUALIZED CONTRACTUAL CASH(1)(2)(3)	%	ANNUALIZED GAAP(1)(3)	%	GROSS INVESTMENT	%
Prestige Healthcare(5)	24	$ 28,380	16.1%	$ 28,380	15.8%	$ 32,837	17.8%	$ 272,465	12.9%
ALG Senior(5)	38	18,100	10.2%	18,100	10.1%	19,363	10.5%	267,390	12.6%
Anthem Memory Care(5)	12	11,040	6.2%	11,040	6.1%	11,030	6.0%	156,312	7.4%
Carespring Health Care Management	4	10,769	6.1%	10,769	6.0%	11,195	6.1%	102,940	4.9%
HMG Healthcare(4)	13	10,610	6.0%	10,610	5.9%	10,601	5.8%	178,422	8.4%
Ignite Medical Resorts	7	9,341	5.3%	9,341	5.2%	9,341	5.1%	105,693	5.0%
Brookdale Senior Living(6)	17	9,325	5.3%	9,325	5.2%	9,223	5.0%	58,407	2.7%
Ark Post Acute Network	7	9,311	5.3%	9,311	5.2%	8,257	4.5%	71,742	3.4%
Genesis Healthcare	6	9,133	5.2%	9,133	5.1%	9,133	5.0%	52,492	2.5%
Fundamental Long Term Care Company	5	7,840	4.4%	7,840	4.4%	6,944	3.8%	65,798	3.1%
All Others(5)	68	52,857	29.9%	55,616	31.0%	55,887	30.4%	785,647	37.1%
	201	$ 176,706	100.0%	$ 179,465	100.0%	$ 183,811	100.0%	$ 2,117,308	100.0%

(1) See Glossary for definition of Annualized Actual Cash Income, Annualized Contractual Cash Income and Annualized GAAP Income.
(2) The difference between Annualized Actual Cash and Annualized Contractual Cash at December 2023 is due to deferred rent and interest payments and abatements provided in December 2023.
(3) The difference between Annualized Contractual Cash and Annualized GAAP at December 2023 is due to straight-line rent, lease incentives amortization and effective interest. See Non-Cash Revenue Components on page 22.
(4) Includes annual cash rent of $8,000 and annual GAAP rent of $7,991 from the HMG 11 skilled nursing centers portfolio master lease in 2023. Subsequent to December 31, 2023, this master lease was amended to extend the lease term for seven months maturing in August 2024 at the current annualized rent of $8,000 or $4,667 for 2024.
(5) See Operator Update on page 13 for further discussion.
(6) See Operator Update on page 14 for further discussion on Brookdale.

PRESTIGE	Privately Held	SNF/ILF/ALF Other Rehab	79 Properties	5 States
ALG	Privately Held	ILF/ALF/MC	140 Properties	7 States
ANTHEM	Privately Held	Exclusively MC	19 Properties	9 States
CARESPRING	Privately Held	SNF/ILF/ALF Transitional Care	17 Properties	2 States
HMG	Privately Held	SNF/ILF/ALF	37 Properties	2 States

IGNITE	Privately Held	SNF/ALF Transitional Care	21 Properties	7 States
BROOKDALE	NYSE: BKD	ILF/ALF/MC Continuing Care	652 Properties	41 States
ARK	Privately Held	SNF/ILF/ALF	14 Properties	4 States
GENESIS	OTC PINK: GENN	SNF/ Senior Living	More than 250 Properties	22 States
FUNDAMENTAL	Privately Held	SNF/MC Hospitals & Other Rehab	75 Properties	7 States

4Q 2023 SUPPLEMENTAL REPORT

PORTFOLIO I 12

4Q 2023 SUPPLEMENTAL REPORT PORTFOLIO I 13 PORTFOLIO DIVERSIFICATION – OPERATOR UPDATE (DOLLAR AMOUNTS IN THOUSANDS) REVENUE UPDATES  During 4Q23, we collected 103.9% or $39,647 of contractual rent and mortgage interest income as a result of receiving $1,500 of deferred mortgage interest repayment. • Received $1,500 of deferred interest repayment and full contractual interest due in 4Q23 on a mortgage loan secured by 15 skilled nursing centers located in Michigan. These properties are operated by Prestige Healthcare (“Prestige”). During 4Q23, as previously announced, this mortgage loan was amended to set the minimum mortgage interest payment due to us at an annual current pay rate of 8.5% on the outstanding loan balance of $183,338 effective January 1, 2024. The current contractual interest rate on the loan of 10.8% remains unchanged. The amendment also provides us the right to draw on Prestige’s security to pay the difference between the contractual rate and current pay rate. We received all 2023 contractual interest of $19,539 due from Prestige after applying $3,435 of its security. Full contractual interest has been paid on the loan through February 2024 and we expect to receive full contractual cash interest through at least 2025. Subsequent to December 31, 2023, Prestige increased the security from its receipt of retro-active Medicaid funds. Accordingly, we currently hold security of $3,966. Additional retro-active Medicaid payments to be received by Prestige in 2024 will be remitted to us as security.  In regard to our ALF portfolios with quarterly market-based rent resets and the two ALF under the master lease for whom we previously provided abated rent, we received $861 from these portfolios during 2023 and expect to receive $3,290 during 2024 or $525, $685, $935 and $1,145 for 1Q, 2Q, 3Q, and 4Q, respectively. For our HMG SNF portfolio, we received $8,000 in rent during 2023. Subsequent to December 31, 2023, this master lease was amended to extend the lease term for seven months maturing in August 2024 at the current annualized rent of $8,000 or $4,667 for 2024.  Anthem paid us the agreed upon annual cash rent under its master lease covering 11 memory care communities of $10,800 during 2023. During 4Q23, the Anthem master lease was amended to set 2024 rent at $10,800.  During 4Q23, we wrote off a $3,561 note receivable pursuant to a two-year ALG Senior (“ALG”) master lease covering 12 assisted living communities (eight in Texas, one in South Carolina, one in Mississippi, one in Florida and one in Georgia). These properties, seven of which were built in the 90s, are primarily located in small rural towns, are non-revenue generating, and were temporarily transitioned to ALG following the COVID pandemic in July 2022, allowing LTC time to find a more permanent solution for the portfolio, as follows: • Two of the properties located in Mississippi and Florida were sold during 2023. • During 4Q23, we recorded a $3,265 impairment loss to reduce the carrying value of seven of the Texas properties in conjunction with ongoing negotiations for their sale. o Five of these properties are expected to be sold for $1.6 million under an agreement signed subsequent to the end of 2023. o One of properties located in Texas was closed during 2023, and another is expected to be closed. We plan to sell these properties for an alternative use. • We are negotiating the terms of an operator transition for the remaining Texas property. • Two of the properties located in Georgia and South Carolina were transitioned to an operator new to LTC subsequent to December 31, 2023. The lease term is two years with two one-year extension options. The initial rent for the first six months is zero, after which rent will be based on mutually agreed upon fair market rent. The master lease includes a purchase option that can be exercised in 2027 if the two one-year lease extensions are exercised. Additionally, we agreed to fund up to $906 for capital improvements for the first year, and up to $240 for a working capital note, at 8.25%, maturing on December 31, 2025.  Subsequent to 4Q23, we sold our interest in a joint venture investment in a 110-unit assisted living community in Wisconsin for $23,120, which yielded 8.1% to us in 2023. The purchase price includes repayment of $2,377 of rent credit provided to the operator during new construction lease-up, as well as the payoff of a $550 note receivable. We received net proceeds of $19,621, net of transaction costs, and anticipate recording a gain on sale of $4,000 in 1Q24.

PORTFOLIO DIVERSIFICATION – OPERATOR UPDATE
(DOLLAR AMOUNTS IN THOUSANDS)

BROOKDALE UPDATE

We completed the previously announced transactions related to the 35-property Brookdale Senior Living ("Brookdale") portfolio and expect to fully replace revenue through a combination of new leases, interest related to seller financing, and pre-invested proceeds at a weighted average yield of 8.5%. The portfolio of 35 assisted living communities now consists of:

- 17 communities across four states including Colorado (six), Texas (six), Kansas (four), and Ohio (one), with a total of 738 units, were re-leased to Brookdale. The new master lease, which commenced in January 2024, is for six years, at an initial annual rent of $9,325.
- Five communities in Oklahoma, with a total of 184 units, were transferred and are now being operated by Oxford Senior Living, an existing LTC operator. The new master lease, which commenced in November 2023, is for three years, with one four-year extension at an initial annual rent of $960.
- Five communities in North Carolina, with a total of 210 units, were transferred and are now being operated by Navion Senior Solutions, an operator new to LTC. The master lease, which commenced in January 2024, is for six years at an initial annual rent of $3,300.
- Eight properties located in Florida (four), South Carolina (three), and Oklahoma (one) with a total of 341 units, were sold for $27,959. We received proceeds of $23,232, net of transaction costs and seller financing. We provided seller financing collateralized by two of the Florida properties, with a total of 92 units. The $4,000 seller-financed mortgage loan term is two years, with a one-year extension, at an interest rate of 8.75%.

BROOKDALE LEASE TRANSITION SUMMARY

	# OF PROPERTIES	# OF UNITS	STATE(S)	YEAR-ONE REVENUE	TERM
Brookdale New Master Lease	17	738	CO, KS, OH & TX	$ 9,325	6 years
Oklahoma Portfolio	5	184	OK	960	3 years
North Carolina Portfolio	5	210	NC	3,300	6 years
Total Rent from New Leases	27	1,132		$ 13,585	
Seller-Financed Mortgage Loan[(1)]				350	
Pre-Invested Net Sales Proceeds[(2)]				1,975	
Total Brookdale Replacement Income				15,910	
Brookdale 2023 Rental Income				15,418	
Revenue Increase				$ 492	

(1) Collateralized by two communities located in Florida with a total of 92 units with a two-year term at a yield of 8.75%.

(2) Represents income from sales proceeds of $23,232 using LTC's 2023 pre-investment weighted-average yield of 8.5%. See sales table below for further information.

BROOKDALE PORTFOLIO SALE SUMMARY

STATE(S)	# OF PROPERTIES	# OF UNITS	SALES PRICE	NET PROCEEDS	GAIN
Florida[(1)]	4	176	$ 18,750	$ 14,310	$ 13,263
South Carolina	3	128	8,409	8,153	3,708
Oklahoma	1	37	800	769	11
Total	8	341	$ 27,959	$ 23,232	$ 16,982

(1) Sale includes $4,000 of seller financing. The mortgage loan term is two years, with a one-year extension, at an interest rate of 8.75%.

4Q 2023 SUPPLEMENTAL REPORT

PORTFOLIO | 14

PROFORMA PORTFOLIO DIVERSIFICATION - MATURITY
(AS OF DECEMBER 31, 2023, DOLLAR AMOUNTS IN THOUSANDS)

YEAR	RENTAL INCOME	% OF TOTAL	FINANCING INCOME	% OF TOTAL	MORTGAGE INTEREST INCOME	% OF TOTAL	OTHER NOTES INCOME	% OF TOTAL	UNCONSOLIDATED JV INCOME[(1)]	% OF TOTAL	ANNUALIZED GAAP INCOME[(2)]	% OF TOTAL
2024	$ 7,786 [(3)]	7.0%	$ —	—	$ 6,350	12.8%	$ 559	9.0%	$ —	—	$ 14,695	8.0%
2025	8,836	8.0%	—	—	7,211	14.6%	—	—	—	—	16,047	8.7%
2026	19,343	17.4%	—	—	2,749	5.5%	—	—	—	—	22,092	12.0%
2027	11,341	10.2%	—	—	—	—	3,296	53.1%	—	—	14,637	8.0%
2028	4,125	3.7%	—	—	1,464	3.0%	2,239	36.1%	—	—	7,828	4.3%
2029	20,072	18.0%	—	—	—	—	—	—	—	—	20,072	10.9%
2030	3,386	3.0%	—	—	—	—	115	1.8%	—	—	3,501	1.9%
2031	15,430	13.9%	—	—	—	—	—	—	—	—	15,430	8.4%
Thereafter	20,940	18.8%	15,321	100.0%	31,744	64.1%	—	—	1,504	100.0%	69,509	37.8%
Total	$ 111,259	100.0%	$ 15,321	100.0%	$ 49,518	100.0%	$ 6,209	100.0%	$ 1,504	100.0%	$ 183,811	100.0%

(1) Represents income from two preferred equity investments accounted for as unconsolidated joint ventures. These preferred equity investments do not have scheduled maturities but provide the entity an option to redeem our investment at a future date.
(2) See Annualized GAAP income definition in the Glossary and (1) above.
(3) Includes annual GAAP rent of $7,991 from HMG 11 skilled nursing centers portfolio master lease in 2023. Subsequent to December 31, 2023, this master lease was amended to extend the lease term for seven months maturing in August 2024 at the current annualized rent of $8,000 or $4,667 for 2024.

	LOAN RECEIVABLE PRINCIPAL MATURITIES					
YEAR	MORTGAGE LOAN RECEIVABLES	% OF TOTAL	NOTES RECEIVABLES	% OF TOTAL	TOTAL LOAN RECEIVABLES	% OF TOTAL
2024	$ 82,457	17.1%	$ 13,531	22.4%	$ 95,988	17.7%
2025	89,786	18.6%	732	1.2%	90,518	16.7%
2026	34,869	7.3%	—	—	34,869	6.4%
2027	—	—	25,000	41.3%	25,000	4.6%
2028	16,500	3.4%	17,000	28.1%	33,500	6.2%
2029	—	—	—	—	—	—
2030	—	—	1,595	2.6%	1,595	0.3%
2031	—	—	2,693	4.4%	2,693	0.5%
Thereafter	258,468	53.6%	—	—	258,468	47.6%
Total	$ 482,080	100.0%	$ 60,551	100.0%	$ 542,631	100.0%

Near Term Lease and Loan Maturities:

- Three leases and four loans in 2024 with an annualized GAAP income totaling $14.7 million
- Five leases and five loans in 2025 with an annualized GAAP income totaling $16.1 million
- Five leases and two loans in 2026 with an annualized GAAP income totaling $22.1 million
- As of December 31, 2023, approximately 92% of owned properties are covered under master leases and approximately 92% of rental revenues come from master leases or cross-default leases.

4Q 2023 SUPPLEMENTAL REPORT

PORTFOLIO I 15

4Q 2023 SUPPLEMENTAL REPORT Source: The American Senior Housing Association, Winter 2018, Population Growth Forecast by State Represents 10 states with the highest projected increases in the 80+ population cohort from year 2020 to year 2030 States in which we have some of the highest concentration of properties are states with the highest projected increases in the 80+ population cohort over the next decade. PORTFOLIO I 16 PROFORMA PORTFOLIO DIVERSIFICATION – GEOGRAPHY (AS OF DECEMBER 31, 2023) 26 STATES * Behavioral health care hospital SNF (77) ALF (123) OTH* (1) LAND (5) CA WA ME NV WY IL AR WV ND NY OR AZ NM TX UT ID MT SD NE KS OK MS MN WI FL AL GA SC TN MO IA IN OH PA NJ NC VA CO KY 7 20 1 1 3 1 2 4 2 1 3 5 17 33 4 8 8 3 13 5 3 22 2 5 6 1 1 3 1 2 5 2 2 MI 2 LA 2 1

4Q 2023 SUPPLEMENTAL REPORT 48.4% 18.4% 24.6% 5.5% 3.1% 0.0% 20.0% 40.0% 60.0% 80.0% MSAs 1-31 MSAs 32-100 MSAs > 100 Cities in Micro-SA Cities not in MSA or Micro-SA 21 years 15 years 0 10 20 30 40 Skilled Nursing Assisted Living Years (1) The MSA rank by population as of July 1, 2021, as estimated by the United States Census Bureau. Approximately 67% of our properties are in the top 100 MSAs. Includes only our real estate investments. (1) As calculated from construction date or major renovation/expansion date. Includes only our real estate investments. PROFORMA GROSS PORTFOLIO BY MSA (1) PROFORMA AVERAGE PORTFOLIO AGE (1) PORTFOLIO I 17 PROFORMA PORTFOLIO DIVERSIFICATION – GEOGRAPHY (26 STATES) (AS OF DECEMBER 31, 2023, DOLLAR AMOUNTS IN THOUSANDS) # OF STATE(1) PROPS % ALF % SNF % % Texas 37 328,467 $ 15.7% 70,061 $ 6.3% 258,406 $ 26.4% — $ — Michigan 24 280,857 13.4% 21,446 1.9% 258,468 26.4% 943 6.3% North Carolina 33 234,665 11.2% 233,839 21.2% — — 826 5.6% Ohio 10 142,669 6.8% 88,445 8.0% 54,224 5.6% — — Florida 11 137,941 6.6% 28,386 2.6% 109,555 11.2% — — Colorado 13 105,420 5.0% 105,420 9.5% — — — — Illinois 6 105,396 5.0% 88,896 8.0% 16,500 1.7% — — Wisconsin 7 92,831 4.4% 78,885 7.1% 13,946 1.4% — — Georgia 3 82,667 3.9% 82,667 7.5% — — — — California 4 69,717 3.3% 52,085 4.7% 17,632 1.8% — — All Others 53 518,127 24.7% 255,974 23.2% 249,092 25.5% 13,061 88.1% Total 201 2,098,757 $ 100.0% 1,106,104 $ 100.0% 977,823 $ 100.0% 14,830 $ 100.0% OTH(2) INVESTMENT GROSS GROSS INVESTMENT (1) Due to master leases with properties in various states, revenue by state is not available. Also, working capital notes are provided to certain operators under their master leases covering properties in various states. Therefore, the working capital notes outstanding balance totaling $18,551 is also not available by state. (2) Includes one behavioral health care hospital and three parcels for land held-for-use, one parcel of land securing a first mortgage held for future development of a post-acute skilled nursing center and one parcel of land securing a first mortgage held for future development of a seniors housing community.

4Q 2023 SUPPLEMENTAL REPORT (1) Information is from property level operator financial statements which are unaudited and have not been independently verified by LTC. The same store portfolio excludes properties transitioned on or after July 1, 2022 and properties sold. (2) The coverage and occupancy levels at our properties may be adversely affected if COVID-19 or another pandemic results in infections on a large scale at our properties, early resident move-outs, our operators delay accepting new residents due to quarantines, and/or potential occupants postpone moving to a senior housing facility, and/or residents delay or postpone elective surgeries at hospitals. ASSISTED LIVING SKILLED NURSING 1.41 1.47 1.90 1.96 72.0% 72.7% 60.0% 70.0% 80.0% 90.0% 100.0% 0.00x 2.00x 4.00x 2Q23 3Q23 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy 1.01 0.99 1.24 1.23 81.5% 82.1% 70.0% 80.0% 90.0% 100.0% 0.00x 0.50x 1.00x 1.50x 2Q23 3Q23 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy SNF metrics include CSF, as allocated/reported by operators. Excluding CSF, the 3Q23 normalized EBITDAR and EBITDARM coverages were 1.19x and 1.68x, respectively, and 1.11x and 1.60x, respectively, for 2Q23. Occupancy represents the average TTM occupancy. For the 78% of the reported SPP SNF, average monthly occupancy was 76% in January 2024, 75% in September 2023 and 75% in June 2023. ALF metrics include Coronavirus Stimulus Funds (“CSF”) as allocated/reported by operators. Excluding CSF, the 3Q23 normalized EBITDAR and EBITDARM coverages were 0.90x and 1.14x, respectively, and 0.85x and 1.08x, respectively, for 2Q23. See definition of Coronavirus Stimulus Funds in the Glossary. Occupancy represents the average TTM occupancy. For the 65% of the reported SPP ALF, spot occupancy was 87% at January 31, 2024, 87% at September 30, 2023 and 85% at June 30, 2023. PORTFOLIO I 18 REAL ESTATE INVESTMENTS METRICS (TRAILING TWELVE MONTHS THROUGH SEPTEMBER 30, 2023 AND JUNE 30, 2023) SAME PROPERTY PORTFOLIO (“SPP”) COVERAGE STATISTICS (1)(2)

ENTERPRISE VALUE

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SHARES)

				DECEMBER 31, 2023	CAPITALIZATION	PROFORMA DECEMBER 31, 2023	CAPITALIZATION
DEBT							
Revolving line of credit - WA rate 6.7%				$ 302,250		$ 271,750 [1]	
Term loans, net of debt issue costs - WA rate 2.7% [2]				99,658		99,658	
Senior unsecured notes, net of debt issue costs - WA rate 4.2% [3]				489,409		489,409	
Total debt - WA rate 4.9%				891,317	39.2%	860,817	38.3%
EQUITY	12/31/23 No. of shares	PROFORMA 12/31/23 No. of shares	12/29/23 Closing Price				
Common stock	43,021,593	43,112,693 [4]	$ 32.12 [5]	1,381,854	60.8%	1,384,780	61.7%
Total Market Value				1,381,854		1,384,780	
TOTAL VALUE				**2,273,171**	100.0%	**2,245,597**	100.0%
Add: Non-controlling interest				34,988		32,683	
Less: Cash and cash equivalents				(20,286)		(15,254)	
ENTERPRISE VALUE				**$ 2,287,873**		**$ 2,263,026**	
Debt to Enterprise Value				39.0%		38.0%	
Debt to Annualized Adjusted EBITDAre [6]				5.5x		5.4x	

(1) Subsequent to December 31, 2023, we amended our unsecured revolving line of credit to accelerate the one-year extension option notice date and exercised our option to extend the maturity date to November 19, 2026. All other provisions of the agreement remain unchanged. Also, subsequent to December 31, 2023, we paid down $30,500 under our unsecured revolving line of credit. Accordingly, we have $271,750 outstanding with $128,250 available for borrowing under our unsecured revolving line of credit.
(2) Represents outstanding balance of $100,000, net of debt issue costs of $342.
(3) Represents outstanding balance of $490,660 net of debt issue costs of $1,251.
(4) Includes the 1Q24 sale of 91,100 shares of common under our equity distribution agreements.
(5) Closing price of our common stock as reported by the NYSE on December 29, 2023, the last trading day of 2023.
(6) See page 23 for Reconciliation of Annualized Adjusted EBITDAre.

4Q 2023 SUPPLEMENTAL REPORT FINANCIAL I 19

4Q 2023 SUPPLEMENTAL REPORT LEVERAGE RATIOS COVERAGE RATIOS LINE OF CREDIT LIQUIDITY FINANCIAL I 20 DEBT METRICS (DOLLAR AMOUNTS IN THOUSANDS) 6.0x 4.4x 5.6x 4.3x 5.6x 3.4x 5.5x 3.3x 5.4x 3.3x 0.0x 2.0x 4.0x 6.0x 8.0x Debt to Adjusted EBITDAre Adjusted EBITDAre/ Fixed Charges 2021 2022 2023 4Q23 Proforma 4Q23 $110,900 $130,000 $302,250 $271,750 $289,100 $270,000 $97,750 $128,250 $- $100,000 $200,000 $300,000 $400,000 2021 2022 2023 Proforma 2023 Balance Available (1) (1) Subsequent to December 31, 2023, we amended our unsecured revolving line of credit to accelerate the one-year extension option notice date and exercised our option to extend the maturity date to November 19, 2026. All other provisions of the agreement remain unchanged. Also, subsequent to December 31, 2023, we paid down $30,500 under our unsecured revolving line of credit. Accordingly, we have $271,750 outstanding with $128,250 available for borrowing under our unsecured revolving line of credit. 38.4% 34.9% 37.4% 34.2% 39.5% 38.7% 39.0% 38.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% Debt to Gross Asset Value Debt to Total Enterprise Value 2021 2022 2023 Proforma 2023

4Q 2023 SUPPLEMENTAL REPORT Senior Unsecured Notes 56.9% Term Loans 11.6% Revolving Line of Credit 31.5% $271,750 $50,000 $50,000 $49,160 $49,500 $51,500 $54,500 $55,000 $63,000 $67,000 $56,000 $45,000 $- $100,000 $200,000 $300,000 $400,000 2024 2025 2026 2027 2028 2029 2030 2031 Thereafter Revolving Line of Credit Term Loans Senior Unsecured Notes DEBT STRUCTURE (2) FINANCIAL I 21 PROFORMA DEBT MATURITY (AS OF DECEMBER 31, 2023, DOLLAR AMOUNTS IN THOUSANDS) REVOLVING SENIOR LINE OF TERM UNSECURED % OF YEAR CREDIT(1) LOANS(2) NOTES(2) TOTAL TOTAL 2024 — $ — $ 49,160 $ 49,160 $ 5.7% 2025 50,000 49,500 99,500 11.5% 2026 271,750 50,000 51,500 373,250 43.3% 2027 — — 54,500 54,500 6.3% 2028 — — 55,000 55,000 6.4% 2029 — — 63,000 63,000 7.3% 2030 — — 67,000 67,000 7.8% 2031 56,000 56,000 6.5% Thereafter — — 45,000 45,000 5.2% Total 271,750 $ 100,000 $ (3) $ 490,660 (3) $ 100.0% 862,410 (1) Subsequent to December 31, 2023, we amended our unsecured revolving line of credit to accelerate the one-year extension option notice date and exercised our option to extend the maturity date to November 19, 2026. All other provisions of the agreement remain unchanged. Also, subsequent to December 31, 2023, we paid down $30,500 under our unsecured revolving line of credit. Accordingly, we have $271,750 outstanding with $128,250 available for borrowing under our unsecured revolving line of credit. (2) Reflects scheduled principal payments. (3) Excludes debt issue costs which are netted against the principal outstanding in the term loans and senior unsecured notes balance on our Consolidated Balance Sheets shown on page 25.

FINANCIAL DATA SUMMARY

(DOLLAR AMOUNTS IN THOUSANDS)

	12/31/21	12/31/22	12/31/23	PROFORMA 12/31/2023
Gross investments	$ 1,804,435	$ 1,959,442	$ 2,139,865	$ 2,117,308
Net investments	$ 1,426,070	$ 1,562,668	$ 1,741,093	$ 1,722,152
Gross asset value	$ 1,883,190	$ 2,052,687	$ 2,253,870	$ 2,226,172
Total debt [1]	$ 722,719	$ 767,854	$ 891,317	$ 860,817
Total liabilities [1]	$ 759,698	$ 805,796	$ 938,831	$ 907,773
Total equity	$ 745,127	$ 850,307	$ 916,267	$ 923,243

(1) Includes outstanding gross revolving line of credit, term loans, net of debt issue costs, and senior unsecured notes, net of debt issue costs.

NON-CASH REVENUE COMPONENTS

	4Q23	1Q24 [1]	2Q24 [1]	3Q24 [1]	4Q24 [1]
Straight-line rent adjustment	$ (443)	$ (551)	$ (589)	$ (643)	$ (734)
Amortization of lease incentives	(189)	(270)	(264)	(213)	(213)
Effective interest - Financing receivables	191	191	191	190	142
Effective interest - Mortgage loans receivable	(167) [2]	1,285	1,273	1,267	1,032
Effective interest - Notes receivable	191	189	189	189	189
Total non-cash revenue components	$ (417)	$ 844	$ 800	$ 790	$ 416

(1) For leases and loans in place at December 31, 2023 including proforma items and assuming no renewals or modifications.
(2) 4Q23 includes $1,500 repayment of deferred interest related to Prestige Healthcare. See page 13 for further discussion.

COMPONENTS OF RENTAL INCOME

	THREE MONTHS ENDED DECEMBER 31,			TWELVE MONTHS ENDED DECEMBER 31,		
	2023	2022	Variance	2023	2022	Variance
Cash rent	$29,498	$32,027	$(2,529) [1]	$116,758	$115,287	$ 1,471 [1]
Operator reimbursed real estate tax revenue	3,623	3,298	325	13,469	15,459	(1,990) [2]
Straight-line rent adjustment	(443)	(406)	(37)	(2,078)	(1,369)	(709) [3]
Amortization of lease incentives	(189)	(212)	23	(799)	(1,133)	334
Total rental income	$32,489	$34,707	$(2,218)	$127,350	$128,244	$ (894)

(1) QoQ: Decrease primarily due to portfolio transitions, Anthem's repayment of 2022 temporary rent reduction and property sales, partially offset by our 2023 acquisition and rent escalations. YoY: Increase primarily due to rental income from 2022 and 2023 acquisitions and rent escalations offset by property sales and portfolio transitions.
(2) Decrease primarily due to property tax reassessment and properties sold partially offset by 2022 and 2023 acquisitions.
(3) Decrease primarily due to normal amortization and deferred rent repayment offset by lease extensions.

4Q 2023 SUPPLEMENTAL REPORT

FINANCIAL I 22

FINANCIAL DATA SUMMARY

(DOLLAR AMOUNTS IN THOUSANDS)

RECONCILIATION OF ANNUALIZED ADJUSTED EBITDAre AND FIXED CHARGES

	FOR THE YEAR ENDED 12/31/21	FOR THE YEAR ENDED 12/31/22	FOR THE YEAR ENDED 12/31/23	THREE MONTHS ENDED 12/31/23	THREE MONTHS ENDED PROFORMA 12/31/23
Net income	$ 56,224	$ 100,584	$ 91,462	$ 28,670	$ 32,396
Less: Gain on sale of real estate, net	(7,462)	(37,830)	(37,296)	(16,751)	(20,751)
Add: Impairment loss	—	3,422 (3)	15,775	3,265	3,265
Add: Interest expense	27,375	31,437	47,014	12,419	11,904
Add: Depreciation and amortization	38,296	37,496	37,416	9,331	9,331
EBITDAre	114,433	135,109	154,371	36,934	36,145
Add: Non-recurring items	5,947 (1)	824 (4)	3,823 (5)	3,561 (6)	3,561 (6)
Adjusted EBITDAre	**$ 120,380**	**$ 135,933**	**$ 158,194**	**$ 40,495**	**$ 39,706**
Interest expense	$ 27,375	$ 31,437	$ 47,014	$ 12,419	$ 11,904
Add: Capitalized interest	—	—	—	—	—
Fixed charges	**$ 27,375**	**$ 31,437**	**$ 47,014**	**$ 12,419**	**$ 11,904**
Annualized Adjusted EBITDAre				$ 161,980	$ 158,824
Annualized Fixed Charges				$ 49,676	$ 47,616
Debt (net of debt issue costs)	$ 722,719	$ 767,854	$ 891,317	$ 891,317	860,817
Debt to Annualized Adjusted EBITDAre	6.0x (2)	5.6x	5.6x	5.5x	5.4x
Annualized Adjusted EBITDAre to Fixed Charges[7]	4.4x	4.3x	3.4x	3.3x	3.3x

(1) Represents the Senior Care settlement payment ($3,895), the straight-line rent receivable write-off ($758), the provision for credit losses on mortgage loan originations ($869), and the 50% reduction of 2021 rent and interest escalations ($425).

(2) Increase due to additional borrowings for investments.

(3) Represents an impairment loss relating to a 60-unit memory care community in Kentucky which was sold in 1Q23, a 70-unit assisted living community in Florida which was sold in 2Q23, and a 48-unit memory care in Colorado.

(4) Represents a lease incentive balance write-off of $173 related to a closed property, a $1,332 provision for credit losses reserve related to the acquisition of three skilled nursing centers accounted for as a financing receivable, two mortgage loans and a mezzanine loan, and a lease termination fee of $500 paid to a former operator of 12 assisted living communities in exchange for cooperation and assistance in facilitating an orderly transition of the communities to another operator partially offset by lease termination fee income of $1,181 received in connection with the sale of an assisted living community.

(5) Includes the $3,561 note receivable write-off in (6) below and $1,832 of provision for credit losses related to the acquisition of 11 assisted living communities accounted for as a financing receivable and two mortgage loan originations, partially offset by the $1,570 prepayment fee and exit IRR related to the payoff of two mezzanine loans.

(6) Represents the $3,561 write-off of a note receivable in connection with the pending sale of seven properties in Texas and transition of three properties to new operators. The note was related to these 10 assisted living communities under a master lease. See page 13 for further discussion.

(7) Given we do not have preferred stock, our fixed charge coverage ratio and interest coverage ratio are the same.

4Q 2023 SUPPLEMENTAL REPORT

FINANCIAL I 23

CONSOLIDATED STATEMENTS OF INCOME

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,	
	2023	2022	2023	2022
Revenues	(unaudited)		(audited)	
Rental income	$ 32,489	$ 34,707	$ 127,350	$ 128,244
Interest income from financing receivables[1]	3,830	1,405	15,243	1,762
Interest income from mortgage loans	12,308	10,488	47,725	40,600
Interest and other income	1,568	1,239	6,926	4,547
Total revenues	50,195	47,839	197,244	175,153
Expenses				
Interest expense	12,419	8,830	47,014	31,437
Depreciation and amortization	9,331	9,294	37,416	37,496
Impairment loss	3,265	2,136	15,775	3,422
Provision for credit losses	3,571	74	5,678	1,528
Transaction costs	607	100	1,144	828
Property tax expense	3,518	3,306	13,269	15,486
General and administrative expenses	5,942	6,299	24,286	23,706
Total expenses	38,653	30,039	144,582	113,903
Other Operating Income				
Gain on sale of real estate, net	16,751	21	37,296	37,830
Operating Income	28,293	17,821	89,958	99,080
Income from unconsolidated joint ventures	377	377	1,504	1,504
Net Income	28,670	18,198	91,462	100,584
Income allocated to non-controlling interests	(440)	(259)	(1,727)	(560)
Net income attributable to LTC Properties, Inc.	28,230	17,939	89,735	100,024
Income allocated to participating securities	(173)	(130)	(587)	(580)
Net income available to common stockholders	$ 28,057	$ 17,809	$ 89,148	$ 99,444
Earnings per common share:				
Basic	$0.67	$0.44	$2.16	$2.49
Diluted	$0.67	$0.44	$2.16	$2.48
Weighted average shares used to calculate earnings per common share:				
Basic	41,701	40,596	41,272	38,894
Diluted	42,046	40,769	41,358	40,067
Dividends declared and paid per common share	$0.57	$0.57	$2.28	$2.28

(1) Represents rental income from acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our *Consolidated Balance Sheets* and the rental income to be presented as Interest income from financing receivables on our *Consolidated Statements of Income*.

4Q 2023 SUPPLEMENTAL REPORT FINANCIAL I 24

LTC REIT

CONSOLIDATED BALANCE SHEETS

(AUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	DECEMBER 31, 2023	DECEMBER 31, 2022
ASSETS		
Investments:		
Land	$ 121,725	$ 124,665
Buildings and improvements	1,235,600	1,273,025
Accumulated depreciation and amortization	(387,751)	(389,182)
Operating real estate property, net	969,574	1,008,508
Properties held-for-sale, net of accumulated depreciation: 2023—$3,616; 2022—$2,305	18,391	10,710
Real property investments, net	987,965	1,019,218
Financing receivables,[(1)] net of credit loss reserve: 2023—$1,980; 2022—$768	196,032	75,999
Mortgage loans receivable, net of credit loss reserve: 2023—$4,814; 2022—$3,930	477,266	389,728
Real estate investments, net	1,661,263	1,484,945
Notes receivable, net of credit loss reserve: 2023—$611; 2022—$589	60,490	58,383
Investments in unconsolidated joint ventures	19,340	19,340
Investments, net	1,741,093	1,562,668
Other assets:		
Cash and cash equivalents	20,286	10,379
Debt issue costs related to revolving line of credit	1,557	2,321
Interest receivable	53,960	46,000
Straight-line rent receivable	19,626	21,847
Lease incentives	2,607	1,789
Prepaid expenses and other assets	15,969	11,099
Total assets	$ 1,855,098	$ 1,656,103
LIABILITIES		
Revolving line of credit	$ 302,250	$ 130,000
Term loans, net of debt issue costs: 2023—$342; 2022—$489	99,658	99,511
Senior unsecured notes, net of debt issue costs: 2023—$1,251; 2022—$1,477	489,409	538,343
Accrued interest	3,865	5,234
Accrued expenses and other liabilities	43,649	32,708
Total liabilities	938,831	805,796
EQUITY		
Stockholders' equity:		
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2023—43,022; 2022—41,262	430	412
Capital in excess of par value	991,656	931,124
Cumulative net income	1,634,395	1,544,660
Accumulated other comprehensive income	6,110	8,719
Cumulative distributions	(1,751,312)	(1,656,548)
Total LTC Properties, Inc. stockholders' equity	881,279	828,367
Non-controlling interests	34,988	21,940
Total equity	916,267	850,307
Total liabilities and equity	$ 1,855,098	$ 1,656,103

(1) Represents acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our *Consolidated Balance Sheets*.

4Q 2023 SUPPLEMENTAL REPORT FINANCIAL I 25

／

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD

(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,	
	2023	2022	2023	2022
GAAP net income available to common stockholders	$ 28,057	$ 17,809	$ 89,148	$ 99,444
Add: Impairment loss	3,265	2,136	15,775	3,422
Add: Depreciation and amortization	9,331	9,294	37,416	37,496
Less: Gain loss on sale of real estate, net	(16,751)	(21)	(37,296)	(37,830)
NAREIT FFO attributable to common stockholders	$ 23,902	$ 29,218	$ 105,043	$ 102,532
NAREIT Diluted FFO attributable to common stockholders per share	$0.57	$0.72	$2.54	$2.56
NAREIT FFO attributable to common stockholders	$ 23,902	$ 29,218	$ 105,043	$ 102,532
Add: Non-recurring items	3,561 (1)	—	3,823 (3)	824 (6)
FFO attributable to common stockholders, excluding non-recurring items	$ 27,463	$ 29,218	$ 108,866	$ 103,356
NAREIT FFO attributable to common stockholders	$ 23,902	$ 29,218	$ 105,043	$ 102,532
Non-cash income:				
Add: Straight-line rental adjustment	443	406	2,078	1,369
Add: Amortization of lease incentives	189	212	799	1,133 (7)
Less: Effective interest income	(215) (2)	(1,910)	(6,739)	(6,461)
Net non-cash income	417	(1,292)	(3,862)	(3,959)
Non-cash expense:				
Add: Non-cash compensation charges	2,131	2,013	8,479	7,964
Add: Provision for credit losses	3,571 (1)	74	5,678 (4)	1,528 (8)
Net non-cash expense	5,702	2,087	14,157	9,492
Funds available for distribution (FAD)	30,021	30,013	115,338	108,065
Less: Non-recurring income	—	—	(1,570) (5)	(681) (9)
Funds available for distribution (FAD), excluding non-recurring items	$ 30,021	$ 30,013	$ 113,768	$ 107,384

(1) Provision for credit losses includes the $3,561 write-off of a note receivable in connection with the pending sale of seven properties in Texas and transition of three properties to new operators. The note was related to these 10 assisted living communities under a master lease. See page 13 for further discussion.

(2) Decrease due to the $1,500 repayment of deferred interest under LTC's agreement to defer $300 per month for May through September 2023 in interest payments due on a mortgage loan secured by 15 skilled nursing centers located in Michigan, which are operated by Prestige Healthcare. See page 13 for further discussion.

(3) Represents the net of (4) and (5) below.

(4) Includes the $3,561 note receivable write-off in (1) above and $1,832 of provision for credit losses related to the acquisition of 11 assisted living communities accounted for as a financing receivable and two mortgage loan originations.

(5) Represents the prepayment fee and exit IRR related to the payoff of two mezzanine loans totaling $1,570.

(6) Represents the (7) and (8) offset by (9) below.

(7) Includes a lease incentive balance write-off of $173 related to a closed property and lease termination.

(8) Includes $1,332 of provision for credit loss related to the acquisition of the three skilled nursing centers accounted for as a financing receivable, and the origination of two mortgage loans and one mezzanine loan.

(9) Represents the lease termination fee of $1,181 received in connection with the sale of an assisted living community partially offset by the lease termination fee of $500 paid to a former operator of 12 assisted living communities in exchange for cooperation and assistance in facilitating an orderly transition of the communities to ALG. See page 13 for further discussion of these 12 communities.

4Q 2023 SUPPLEMENTAL REPORT

FINANCIAL I 26

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO PER SHARE

(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	FFO		FAD	
FOR THE THREE MONTHS ENDED DECEMBER 31,	**2023**	**2022**	**2023**	**2022**
FFO/FAD attributable to common stockholders	$ 23,902	$ 29,218	$ 30,021	$ 30,013
Non-recurring one-time items	3,561 [(1)]	—	—	—
FFO/FAD attributable to common stockholders excluding non-recurring items	27,463	29,218	30,021	30,013
Effect of dilutive securities:				
Participating securities	—	130	173	130
Diluted FFO/FAD excluding non-recurring items	$ 27,463	$ 29,348	$ 30,194	$ 30,143
Shares for basic FFO/FAD per share	41,701	40,596	41,701	40,596
Effect of dilutive securities:				
Performance-based stock units	86	173	86	173
Participating securities	—	229	259	229
Shares for diluted FFO/FAD per share	41,787	40,998	42,046	40,998

	FFO		FAD	
FOR THE TWELVE MONTHS ENDED DECEMBER 31,	**2023**	**2022**	**2023**	**2022**
FFO/FAD attributable to common stockholders	$ 105,043	$ 102,532	$ 115,338	$ 108,065
Non-recurring one-time items	3,823 [(2)]	824 [(3)]	(1,570) [(4)]	(681) [(5)]
FFO/FAD attributable to common stockholders excluding non-recurring items	108,866	103,356	113,768	107,384
Effect of dilutive securities:				
Participating securities	587	580	587	580
Diluted FFO/FAD excluding non-recurring items	$ 109,453	$ 103,936	$ 114,355	$ 107,964
Shares for basic FFO/FAD per share	41,272	39,894	41,272	39,894
Effect of dilutive securities:				
Performance based stock units	86	173	86	173
Participating securities	256	229	256	229
Shares for diluted FFO/FAD per share	41,614	40,296	41,614	40,296

(1) Represents the $3,561 write-off of a note receivable in connection with the pending sale of seven properties in Texas and transition of three properties to new operators. The note was related to these 10 assisted living communities under a master lease. See page 13 for further discussion.

(2) Represents the $3,561 note receivable write-off in (1) above and $1,832 of provision for credit losses related to the acquisition of 11 assisted living communities accounted for as a financing receivable and two mortgage loan originations offset by (4) below.

(3) Includes a lease incentive balance write-off of $173 related to a closed property and lease termination and $1,332 of provision for credit loss related to the acquisition of the three skilled nursing centers accounted for as a financing receivable, and the origination of two mortgage loans and one mezzanine loan, offset by (5) below.

(4) Represents the prepayment fee and exit IRR related to the payoff of two mezzanine loans totaling $1,570.

(5) Represents the lease termination fee of $1,181 received in connection with the sale of an assisted living community partially offset by the lease termination fee of $500 paid to a former operator of 12 assisted living communities in exchange for cooperation and assistance in facilitating an orderly transition of the communities to ALG. See page 13 for further discussion of these 12 communities.

4Q 2023 SUPPLEMENTAL REPORT

FINANCIAL I 27

4Q 2023 SUPPLEMENTAL REPORT ESG I 28 ESG (ENVIRONMENTAL, SOCIAL & GOVERNANCE) 2023

4Q 2023 SUPPLEMENTAL REPORT ESG I 29 2023 Visit our website to learn more about our ESG initiatives. www.LTCreit.com/ESG LTC’S CORPORATE RESPONSIBILITY 2024: PURPOSEFUL AND DISCIPLINED 2024 Given the present political and social context surrounding “ESG,” we demonstrate acumen and uphold a disciplined approach to drive value for our team, our customers and our shareholders.

4Q 2023 SUPPLEMENTAL REPORT Annualized Actual Cash Income: Represents annualized cash rental income includes cash rent and excludes real estate tax reimbursement, interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures received for the month of December 2023 for investments as of December 31, 2023. Annualized Contractual Cash Income: Represents annualized contractual cash rental income prior to abatements & deferred rent repayment and excludes real estate tax reimbursement, interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the month of December 2023 for investments as of December 31, 2023. Annualized GAAP Income: Represents annualized GAAP rent which includes contractual cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement, GAAP interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the month of December 2023 for investments as of December 31, 2023. Assisted Living Communities (“ALF”): The ALF portfolio consists of assisted living, independent living, and/or memory care properties. (See Independent Living and Memory Care) Assisted living properties are seniors housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide. Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication. The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs. Contractual Lease Rent: Rental revenue as defined by the lease agreement between us and the operator for the lease year. Coronavirus Stimulus Funds (“CSF”): CSF includes funding from various state and federal programs to support healthcare providers in dealing with the challenges of the coronavirus pandemic. Included in CSF are state-specific payments identified by operators as well as federal payments connected to the Paycheck Protection Program and the Provider Relief Fund. CSF is self-reported by operators in unaudited financial statements provided to LTC. Specifically excluded from CSF are the suspension of the Medicare sequestration cut, and increases to the Federal Medical Assistance Percentages (FMAP), both of which are reflected in reported coverage both including and excluding CSF. Earnings Before Interest, Tax, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), EBITDAre is calculated as net income (computed in accordance with GAAP) excluding (i) interest expense, (ii) income tax expense, (iii) real estate depreciation and amortization, (iv) impairment write-downs of depreciable real estate, (v) gains or losses on the sale of depreciable real estate, and (vi) adjustments for unconsolidated partnerships and joint ventures. Financing Receivables: Properties acquired through a sale-leaseback transaction with an operating entity being the same before and after the sale-leaseback, subject to a lease contract that contains a purchase option. In accordance with GAAP, the purchased assets are required to be presented as Financing Receivables on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on our Consolidated Statements of Income. Funds Available for Distribution (“FAD”): FFO excluding the effects of straight-line rent, amortization of lease costs, effective interest income, provision for credit losses, non-cash compensation charges and non-cash interest charges. Funds From Operations (“FFO”): As defined by NAREIT, net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. GAAP Lease Yield: GAAP rent divided by the sum of the purchase price and transaction costs. GAAP Rent: Total rent we will receive as a fixed amount over the initial term of the lease and recognized evenly over that term. GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized. GAAP rent is commonly referred to as straight-line rental income. Gross Asset Value: The carrying amount of total assets after adding back accumulated depreciation and loan loss reserves, as reported in the company’s consolidated financial statements. Gross Investment: Original price paid for an asset plus capital improvements funded by LTC, without any deductions for depreciation or provision for credit losses. Gross Investment is commonly referred to as undepreciated book value. Independent Living Communities (“ILF”): Seniors housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers. ILFs are also known as retirement communities or seniors apartments. Interest Income: Represents interest income from mortgage loans and other notes. Licensed Beds/Units: The number of beds and/or units that an operator is authorized to operate at seniors housing and long-term care properties. Licensed beds and/or units may differ from the number of beds and/or units in service at any given time. Memory Care Communities (“MC”): Seniors housing properties offering specialized options for seniors with Alzheimer’s disease and other forms of dementia. These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities. These facilities have staff available 24 hours a day to respond to the unique needs of their residents. Metropolitan Statistical Areas (“MSA”): Based on the U.S. Census Bureau, MSA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population. MSAs 1 to 31 have a population of 19.8M – 2.2M. MSAs 32 to 100 have a population of 2.2M – 0.6M. MSAs greater than 100 have a population of 0.6M – 59K. Cities in a Micro-SA have a population of 223K – 12K. Cities not in a MSA has population of less than 100K. GLOSSARY I 30 GLOSSARY

4Q 2023 SUPPLEMENTAL REPORT Mezzanine: In certain circumstances, the Company strategically allocates a portion of its capital deployment toward mezzanine loans to grow relationships with operating companies that have not typically utilized sale-leaseback financing as a component of their capital structure. Mezzanine financing sits between senior debt and common equity in the capital structure, and typically is used to finance development projects, value-add opportunities on existing operational properties, partnership buy-outs and recapitalization of equity. We seek market-based, risk-adjusted rates of return typically between 9% to 14% with the loan term typically between three to 10 years. Security for mezzanine loans can include all or a portion of the following credit enhancements; secured second mortgage, pledge of equity interests and personal/corporate guarantees. Mezzanine loans can be recorded for GAAP purposes as either a loan or joint venture depending upon specifics of the loan terms and related credit enhancements. Micropolitan Statistical Areas (“Micro-SA”): Based on the U.S. Census Bureau, Micro-SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A micro area contains an urban core of at least 10,000 population. Mortgage Loan: Mortgage financing is provided on properties based on our established investment underwriting criteria and secured by a first mortgage. Subject to underwriting, additional credit enhancements may be required including, but not limited to, personal/corporate guarantees and debt service reserves. When possible, LTC attempts to negotiate a purchase option to acquire the property at a future time and lease the property back to the borrower. Net Real Estate Assets: Gross real estate investment less accumulated depreciation. Net Real Estate Asset is commonly referred to as Net Book Value (“NBV”). Non-cash Revenue: Straight-line rental income, amortization of lease inducement and effective interest. Non-cash Compensation Charges: Vesting expense relating to stock options and restricted stock. Normalized EBITDAR Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator’s contractual lease rent. Management fees are imputed at 5% of revenues. Normalized EBITDARM Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent, and management fees divided by the operator’s contractual lease rent. Occupancy: The weighted average percentage of all beds and/or units that are occupied at a given time. The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time. Operator Financial Statements: Property level operator financial statements which are unaudited and have not been independently verified by us. Payor Source: LTC revenue by operator underlying payor source for the period presented. LTC is not a Medicaid or a Medicare recipient. Statistics represent LTC's rental revenues times operators' underlying payor source revenue percentage. Underlying payor source revenue percentage is calculated from property level operator financial statements which are unaudited and have not been independently verified by us. Private Pay: Private pay includes private insurance, HMO, VA, and other payors. Purchase Price: Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets; it is not a forced transaction (for example, a forced liquidation or distress sale). Real Estate Investments: Represents our investments in real property and mortgage loan receivables. Rental Income: Represents GAAP rent net of amortized lease inducement cost. Same Property Portfolio (“SPP”): Same property statistics allow for the comparative evaluation of performance across a consistent population of LTC’s leased property portfolio and the Prestige Healthcare mortgage loan portfolio. Our SPP is comprised of stabilized properties occupied and operated throughout the duration of the quarter-over-quarter comparison periods presented (excluding assets sold and assets held-for-sale). Accordingly, a property must be occupied and stabilized for a minimum of 15 months to be included in our SPP. Each property transitioned to a new operator has been excluded from SPP and will be added back to SPP for the SPP reporting period ending 15 months after the date of the transition. Skilled Nursing Properties (“SNF”): Seniors housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals. Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub-acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs. Stabilized: Properties are generally considered stabilized upon the earlier of achieving certain occupancy thresholds (e.g. 80% for SNFs and 90% for ALFs) and, as applicable, 12 months from the date of acquisition/lease transition or, in the event of a de novo development, redevelopment, major renovations or addition, 24 months from the date the property is first placed in or returned to service, or properties acquired in lease-up. Trailing Twelve Months Revenues: For the owned portfolio, rental income includes cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement and rental income from properties sold during the trailing twelve months. Financing receivables revenue includes cash interest income and effective interest from financing receivables during the trailing twelve months. Mortgage loans revenue includes cash interest income and effective interest from mortgage loans and construction loans during the trailing twelve months. Notes receivables revenue includes cash interest income and effective interest from mezzanine loans and working capital notes and excludes loan payoffs during the trailing twelve months. Unconsolidated JV revenue includes income from our investments in joint ventures during the trailing twelve months. Under Development Properties (“UDP”): Development projects to construct seniors housing properties. GLOSSARY I 31 GLOSSARY